EXHIBIT 10.3

STATE OF GEORGIA          )
                          )
COUNTY OF RICHMOND        )


EXECUTIVE SALARY CONTINUATION AND PARTICIPATION AGREEMENT
---------------------------------------------------------


     THIS AGREEMENT, made and entered into this 1st day of January, 2007 (hereinafter called the "Agreement" or "Participation Agreement" in this document) by and between Georgia Bank & Trust Company of Augusta, a banking corporation organized and existing under the laws of the State of Georgia (hereinafter called the "Bank"), and Ronald L. Thigpen (hereinafter called the "Executive").

                                   WITNESSETH:

     WHEREAS, the Executive is in the employ of the Bank serving as an executive officer, and

     WHEREAS, the experience of the Executive, his knowledge of the affairs of the Bank, his reputation and contacts in the industry are so valuable that assurance of his continued services is essential for the future growth and profits of the Bank it is in the best interests of the Bank to arrange terms of continued employment for the Executive so as to reasonably assure him remaining in the Bank's employment during his lifetime or until the age of retirement; and

     WHEREAS, it is the desire of the Bank that the services of the Executive be retained as herein provided; and

     WHEREAS, the Bank has established a Non-Qualified Defined Benefit Plan (hereinafter called the "Plan") as of the first day of October, 2000;

     WHEREAS, the Executive accepts the Bank's invitation to participate in the Plan and hereby acknowledges having read the Plan, understood its terms, understood that benefits will paid pursuant to the Plan only under certain circumstances described therein, understood that the Executive is a general creditor of the Bank, or its successors and assigns, and that the Executive has no interest in specific assets owned by the Bank;

     WHEREAS, the Executive is willing to continue in the employ of the Bank provided the Bank agrees to pay him or his beneficiaries certain benefits in accordance with the terms and conditions hereafter set forth;

     NOW, THEREFORE, in consideration of the services to be performed in the future, as well as the mutual promise and covenants herein contained, it is agreed as follows:

ARTICLE  1.
Definitions

1.1. Beneficiary - The term beneficiary shall mean the person or persons whom the Executive shall designate in writing to receive the benefits provided hereunder and as further designated on the Executive's Beneficiary Designation shown as Schedule B hereto.

1.2. Disability - For the purposes of this Agreement, Executive shall be deemed to have a Disability if Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering the Bank's employees. The determination of whether Executive has a "Disability" under clause (i) above shall be made by a licensed physician selected by the Bank's Board of Directors.

1.3. Named Fiduciary and Plan Administrator - The Bank is hereby designated as the Named Fiduciary and the Compensation Committee of the Board of Directors of the Bank is hereby designated as the Plan Administrator for this Agreement.

ARTICLE  2.
Terms  of  Employment

2.1. Employment - The Bank agrees to employ the Executive in such capacity as the Bank may from time to time determine. The Executive will continue in the employ of the Bank in such capacity and with such duties and responsibilities as may be assigned to him, and with such compensation as may be determined from time to time by the Board of Directors of the Bank.

2.2. Full Efforts - The Executive agrees to devote his full time and attention exclusively to the business and affairs of the Bank, except during vacation periods, and to use his best efforts to furnish faithful and satisfactory services to the Bank.

2.3. Fringe Benefits - The salary continuation benefits provided by this Agreement are granted by the Bank as a fringe benefit to the Executive and are not part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment or bonus in lieu of these salary continuation benefits.

ARTICLE  3.
Benefits

3.1. Retirement - If the Executive shall continue in the employment of the Bank until he attains the age of sixty-five (65), he may retire from active daily employment as of the first day of the month next following attainment of sixty-five (65) or upon such later date as may be mutually agreed upon by the Executive and the Bank.

3.2. Payment - The Bank agrees that upon such retirement it will pay to the Executive the annual sum of forty thousand dollars ($40,000) for twenty
     (20) years. The benefit will be payable monthly on the first day of each month beginning with the seventh (7th) month following such retirement and ending on the month that is two hundred forty (240) months after such retirement; subject to the conditions and limitations hereinafter set forth. The first monthly payment shall be equal to 7/12 of the total annual payment, and each of the 233 monthly payments thereafter shall be equal to 1/12 of the total annual payment.

3.3. Payment After Death - The Bank agrees that if the Executive shall die before receiving the full amount of monthly payments to which he is entitled hereunder (if any), it will continue to make such monthly payments to the Executive's designated beneficiary for the remaining period. The Executive shall execute a Beneficiary Designation as shown on the attached Schedule B, but if a valid Beneficiary Designation is not in effect, the payment shall be made to the Executive's surviving spouse or, if none, said payments shall be made to the duly qualified personal representative, executor or administrator of his estate.

3.4. [Intentionally  Omitted]

3.5. Death or Disability Prior to Retirement - In the event the Executive should die or become Disabled while actively employed by the Bank, at any time after the date of this Agreement but prior to age sixty-five (65) of Executive, the Executive will be considered to be vested in the annual benefit amount set forth in Schedule A corresponding with the year in which the death occurred or the Disability commenced, payable monthly for 240 months to Executive (in the case of Disability) or to the Executive's beneficiary or estate as contemplated by Section 3.3 above (in the case of death) beginning with the month following death or Disability, as applicable.

ARTICLE  4.
Termination

4.1. Termination of Employment - The Bank reserves the right to terminate the employment of the Executive at any time prior to retirement. In the event that the employment of the Executive shall terminate prior to him attaining age sixty-five (65), other than by reason of his Disability or his death, the Executive shall be entitled to the following benefits under the following circumstances:

          4.1.1. If the Executive is terminated with reasonable cause (as defined below), Executive shall receive no benefit under this Agreement and shall lose any right to any benefit vested at the time of termination.

          4.1.2. If the Executive voluntarily terminates employment with the Bank prior to age fifty-five (55) of Executive, Executive shall receive no benefit under this Agreement and shall lose any right to any benefit vested at the time of termination. If the Executive voluntarily terminates employment with the Bank prior to retirement after Executive has attained age fifty-five (55), the Executive will receive a reduced benefit based upon the vesting schedule attached hereto as Schedule A. The benefits will be paid for twenty (20) years, payable monthly for two hundred forty (240) consecutive months commencing on the later of (i) Executive's 65th birthday or
                  (ii) seven (7) months after the termination of Executive's employment with the Bank.

          4.1.3. Anything hereinabove to the contrary notwithstanding, if the Bank terminates the Executive's employment involuntarily for any reason other than "reasonable cause", or if the Bank undertakes any action or course of action designed to induce the Executive to terminate his employment (e.g., reducing the Executive's title or responsibilities, reducing the Executive's compensation disproportionately as compared to reductions for other Bank executives), the Bank shall pay to the Executive the full retirement benefits described in
                  Section 3.2 for twenty (20) years. The benefits shall be paid commencing on the later of (i) Executive's 65th birthday or
                  (ii) seven (7) months after the termination of Executive's employment with the Bank. If the payments begin on Executive's 65th birthday, then the benefit shall be paid in 240 consecutive, equal monthly payments. If the payments start 7 months after termination of employment, then the first payment shall be equal to 7/12 of the annual benefit, and there shall be 233 consecutive, equal monthly payments thereafter. "Reasonable cause" means the Executive's gross negligence, fraud or conviction for any willful violation of any law or significant regulatory policy, committed in connection with the Executive's employment and resulting in a material adverse effect on the Bank. "Reasonable cause" shall not include ordinary negligence or failure to act, whether due to an error in judgment or otherwise, if the Executive has exercised substantial efforts in good faith to perform the duties reasonably assigned or appropriate to the position.

          4.1.4. Anything hereinabove to the contrary notwithstanding, the Executive shall become fully vested in the benefit payment previously described in Section 3.2 in the event of a transfer in the controlling ownership or sale of the Bank or its parent (a "change of control"). This benefit shall remain an obligation of the Bank and its successors regardless of a change of control or continued employment of the Executive after the change of control. The benefit shall be paid in accordance with Section 3.2, commencing in the seventh (7th) month following the termination of Executive's employment. From and after the occurrence of a change of control, the Bank shall pay all reasonable legal fees and expenses incurred by the Executive seeking to obtain or enforce any right or benefit provided by this Agreement promptly from time to time, at the Executive's request, as such fees and expenses are incurred; provided, however, that the Executive shall be required to reimburse the Bank for any such fees and expenses if a court or any other adjudicator agreed to by the parties determines that the Executive's claim is without substantial merit. The Executive shall not be required to pay any legal fees or expenses incurred by the Bank in connection with any claim or controversy arising out of or relating to this Agreement, or any breach thereof.

4.2. Termination of Agreement by Reason of Changes in Law - The Bank is entering into this Agreement upon the assumption that certain existing tax laws will continue in effect in substantially their current form. In the event of any changes in such federal laws, the Bank shall have an option to terminate or modify this Agreement; provided, however, that the Executive shall be entitled to at least the same amounts as he would have been entitled to under Article 3 hereof. The payment of said amount shall be made upon such terms and conditions and, at such time as the Bank shall determine appropriate to obtain favorable tax treatment, but in no event commencing later than age sixty-five (65) or 6 months after termination of Executive's employment (whichever is later).

4.3. Competition with Bank - Anything in this Agreement to the contrary notwithstanding (but subject to the following proviso), if the Executive, directly or indirectly, at any time after the execution of this Agreement, owns, manages, operates, joins, controls or participates in or is employed by or gives consultation or advice to or extends credit to (other than through insured deposits) or otherwise is connected in any manner, directly or indirectly with, any bank, financial institution, firm, person, sole proprietorship, partnership, corporation, company or other entity (other than the Bank or entities controlled or under common control with the Bank) that provides financial services, including, without limitation, retail or commercial lending services, and has an office within 50 miles of any banking location of the Bank or any of its affiliates, then the Bank shall have the option, in its sole and absolute discretion, to terminate the Executive's right to receive any benefits under this Agreement (and, to the extent Executive may already have begun receiving benefits hereunder, terminate Executive's right to receive any further benefits hereunder); provided, however, that (i) this Section 4.3 shall be of no further force and effect after a change of control occurs, (ii) this Section 4.3 shall not apply if Executive's employment with Bank is terminated by the Bank other than for reasonable cause prior to age 65 of the Executive and (iii) nothing in this Section 4.3 shall prohibit the Executive from owning less than one percent (1%) of the outstanding shares of any company whose common stock is publicly traded.

ARTICLE  5.
Miscellaneous

5.1. Nonassignability - Neither the Executive, his spouse, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance, owned by the Executive or his beneficiary or any of them, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

5.2. Claims Procedure - The Bank shall make all determinations as to rights to benefits under this Agreement. Any decision by the Bank denying a claim by the Executive or his beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed to the Executive or such beneficiary. Such decision shall set forth the specific reasons for the denial, written to the best of the Corporation's ability in a manner calculated to be understood without legal or actuarial counsel. In addition, the Bank shall provide a reasonable opportunity to the Executive or such beneficiary for full and fair review of the decision denying such claim.

5.3. Unsecured General Creditor - The Executive and his beneficiary shall have no legal right or equitable rights, interests, or claims in or to any property or assets of the Bank. No assets of the Bank shall be held under any trust for the benefit of the Executive or his beneficiaries or held in any way as security for the fulfilling of the obligations of the Bank under this plan. All of the Bank's assets shall be and remain the general, unpledged, unrestricted assets of the Bank. The Bank's obligation under this plan shall be that of an unfunded and unsecured promise by the Bank to pay money in the future. Executives and their beneficiaries shall be unsecured general creditors with respect to any benefits hereunder.

5.4. Reorganization - The Bank shall not merge or consolidate into or with another Bank, or reorganize, or sell substantially all of its assets to another Bank, firm, or person unless and until such succeeding or continuing Bank, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to such successor or survivor Bank.

5.5. Binding Effect - This Agreement shall be binding upon and inure to the benefits of the Executive and his personal representatives, and the Bank and any successor organization, which shall succeed to substantially all of its assets and business.

5.6. Not a Contract of Employment - This agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Bank to discharge the Executive, or restrict the right of the Executive to terminate his employment.

ARTICLE  6.
Participation  in  Plan

6.1 Acceptance of Invitation to Participate in the Plan - The Executive hereby agrees to accept the invitation of the Bank to participate in the Plan, subject to its terms and conditions as set forth therein.

6.2 In the event of any inconsistency between the Plan and this Agreement, this Agreement shall control.

6.3 Nothing herein shall limit or otherwise affect the terms of, or benefits available under, any other agreement between the Bank and Executive under the Plan.

     IN WITNESS WHEREOF, the Bank has caused this Agreement to be duly executed by its proper officer and the Executive has hereunto set his hand at Augusta, Georgia, the day and year first above written.

                                         Georgia Bank & Trust Company of Augusta

                                         By:  /s/  E. G. Meybohm
                                            ------------------------------------

                                         Its:  Chairman of the Board
                                             -----------------------------------

                                         EXECUTIVE:

                                             /s/  Ronald  Thigpen
                                         ---------------------------------------

SCHEDULE  A



Date of Death, Disability or Voluntary  Vested Annual
--------------------------------------  -------------
Termination of Employment               Benefit
-------------------------               -------
                                        (payable monthly)
January 1, 2007 to December 31, 2007    $                0
January 1, 2008 to December 31, 2008    $            4,000
January 1, 2009 to December 31, 2009    $            8,000
January 1, 2010 to December 31, 2010    $           12,000
January 1, 2011 to December 31, 2011    $           16,000
January 1, 2012 to December 31, 2012    $           20,000
January 1, 2013 to December 31, 2013    $           24,000
January 1, 2014 to December 31, 2014    $           28,000
January 1, 2015 to December 31, 2015    $           32,000
January 1, 2016 to January 26, 2017     $           36,000

SCHEDULE  B
BENEFICIARY  DESIGNATION
FOR
EXECUTIVE  SALARY  CONTINUATION  AND
PARTICIPATION  AGREEMENT

To  the  Plan  Administrator  of  the Georgia Bank & Trust Company Non-Qualified
Defined  Benefit  Plan  for  the  benefit  of  Ronald  L.  Thigpen:

Pursuant to the Provisions of my Executive Salary Continuation and Participation Agreement with Georgia Bank & Trust Company of Augusta dated January 1, 2007 permitting the designation of a beneficiary or beneficiaries by a participant, I hereby designate the following persons and entities as primary and secondary beneficiaries of any benefit under said Agreement payable by reason of my death:


Primary  Beneficiary:

Name           Social Security Number            Relationship
----------     -----------------------------     -------------------

----------     -----------------------------     -------------------

----------     -----------------------------     -------------------


Secondary  (Contingent)  Beneficiary:

Name           Social Security Number            Relationship
----------     -----------------------------     -------------------

----------     -----------------------------     -------------------

----------     -----------------------------     -------------------


THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION IS HEREBY RESERVED. ALL PRIOR DESIGNATIONS, IF ANY, OF BENEFICIARIES AND SECONDARY BENEFICIARIES ARE HEREBY REVOKED.


The Plan Administrator shall pay all sums payable under the Agreement by reason of my death to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary Beneficiary, and if no named beneficiary survives me, then the Plan Administrator shall pay all amounts in accordance with the terms of the Executive Salary Continuation and Participation Agreement dated January 1, 2007. In the event that a named beneficiary survives me and dies prior to receiving the entire benefit payable under said Agreement, then and in that event, the remaining unpaid benefit, payable according to the terms of the Agreement, shall be payable to the personal representatives of the estate of said deceased beneficiary, who survive me, but die prior to receiving the total benefit.


------------------------                     ----------------------------
Date of Designation                             Signature of Executive